UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Previous Independent Accounting Firm

IGC’s Audit Committee of our Board of Directors determined, that after five years with the same independent public accounting firm, as a matter of good corporate governance, it was appropriate to change to a different firm. Therefore, effective March 16, 2018, the Audit Committee resolved to dismiss AJSH & Co LLP (“AJSH”) as the Company’s independent auditors.

The reports of AJSH on the Company’s consolidated financial statements as of and for the years ended March 31, 2013, 2014, 2015, 2016 and 2017 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended March 31, 2016 and March 31, 2017, and through March 16, 2018, (i) there were no disagreements with AJSH on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of AJSH, would have caused AJSH to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years; and (ii) there were no events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K.

The Company provided AJSH with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from AJSH a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of such letter dated March 16, 2018 is attached as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

    16.1    Letter to the Securities and Exchange Commission from of AJSH & Co LLP, dated March 16, 2018.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: March 16, 2018	By:	/s/ Ram Mukunda
Ram Mukunda Chief Executive Officer and President (Principal Executive Officer)